Exhibit 10.1

December 13, 2023

Investor

Re:	Amendment No. 1 to Securities Purchase Agreement with Baosheng Media Group Holdings Limited (the “Amendment No. 1”)

[]:

Pursuant to the Securities Purchase Agreement dated as of November 17, 2023 (the “Securities Purchase Agreement”) by and between [] (“Investor”) and Baosheng Media Group Holdings Limited (the “Company”), the Company shall issue and sell to the Investor convertible notes with an aggregate principal amount of not more than US$42,000,000 in a series of transactions, and the Investor shall subscribe for and purchase convertible notes from the Company for an aggregate purchase price of not more than US$42,000,000 in a series of transactions.

The Amendment No. 1 amends the Securities Purchase Agreement to address certain comments from the Nasdaq Stock Market LLC.

1.            Section 6 (c) of the Exhibit A of the Securities Purchase Agreement is hereby deleted in their entirety and replaced with the following:

(c)            Conversion Floor Price. At any time, both Lender and Borrower hereto each agree and acknowledge that the floor price of the conversion shall not be lower than US $0.8 per share.
转换底价。在任何时候，贷款人和借款人在此均同意并承认，转换的底价不得低于每股0.8美元。

[Signature Page Follows]

In acknowledgment that the foregoing correctly sets forth the understanding reached by the Investor and the Company, and intending to be legally bound, please sign in the space provided below, whereupon this Amendment No. 1 shall constitute a binding agreement as of the date executed.

Very truly yours,

Baosheng Media Group Holdings Limited

By:
Name: Shasha Mi
Title: Chief Executive Officer

Accepted and agreed to as of the date first written above.

Investor

By:
Name: []
Title: []